Exhibit 99.1

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2003	2002	2003	2002
Revenues	$3,487,737	$3,364,509	$13,294,517	$12,270,513
Cost of revenues	3,255,024	3,139,314	12,428,179	11,447,095

Gross profit	232,713	225,195	866,338	823,418
Selling, general and administrative	115,186	121,832	417,213	451,692

Operating income	117,527	103,363	449,125	371,726

Other (expense) income :
Undistributed loss from joint venture	(1,276)	(1,255)	(5,796)	(4,549)
Interest income	1,045	946	3,390	4,716
Interest expense	(8,245)	(11,553)	(41,417)	(43,890)

	(8,476)	(11,862)	(43,823)	(43,723)

Income before income taxes	109,051	91,501	405,302	328,003
Provision for income taxes	41,620	34,776	154,674	125,167

Income before cumulative effect of accounting change	67,431	56,725	250,628	202,836
Cumulative effect of accounting change, net of tax	-	-	(1,028)	-

Net income	$67,431	$56,725	$249,600	$202,836

Basic earnings per share :
Before cumulative effect of accounting change	$0.87	$0.73	$3.22	$2.60
Cumulative effect of accounting change	-	-	(0.01)	-

Net income	$0.87	$0.73	$3.21	$2.60

Weighted average number of common shares
outstanding during the period - Basic EPS	77,365	77,584	77,830	77,866

Diluted earnings per share :
Before cumulative effect of accounting change	$0.86	$0.72	$3.17	$2.55
Cumulative effect of accounting change	-	-	(0.01)	-

Net income	$0.86	$0.72	$3.16	$2.55

Weighted average number of common shares
outstanding during the period - Diluted EPS	78,513	79,255	78,928	79,667

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

(in thousands, except share data)	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$396,040	$190,654
Receivables, net	1,011,154	988,544
Inventories	116,375	160,483
Deferred taxes	15,346	25,686
Prepaid expenses and other current assets	21,220	28,454

Total current assets	1,560,135	1,393,821
Property and equipment, net	177,312	168,973
Goodwill, net	1,421,493	1,378,436
Other intangible assets, net	232,059	251,111
Other assets	18,175	14,651

Total assets	$3,409,174	$3,206,992

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebate payable	$1,178,321	$1,084,906
Accounts payable	232,290	255,245
Accrued expenses	215,797	200,356
Current maturities of long-term debt	-	3,250

Total current liabilities	1,626,408	1,543,757
Long-term debt	455,018	562,556
Other liabilities	133,755	97,824

Total liabilities	2,215,181	2,204,137
Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized and no shares issued and outstanding	-	-
Common stock, $0.01 par value per share, 181,000,000 shares
authorized, and 79,795,000 and 79,834,000 shares issued and
outstanding, respectively	798	798
Additional paid-in capital	484,663	503,746
Unearned compensation under employee compensation plans	(23,302)	(8,179)
Accumulated other comprehensive income	3,638	(4,422)
Retained earnings	864,550	614,950

	1,330,347	1,106,893
Common Stock in treasury at cost, 2,223,000 and
1,963,000 shares, respectively	(136,354)	(104,038)

Total stockholders' equity	1,193,993	1,002,855

Total liabilities and stockholders' equity	$3,409,174	$3,206,992

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Twelve months ended December 31,
(in thousands)	2003	2002
Cash flow from operating activities:
Net income	$249,600	$202,836
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	54,030	82,038
Deferred income taxes	34,438	29,883
Bad debt expense	(2,573)	17,865
Tax benefit relating to employee stock options	26,893	16,940
Amortization of unearned compensation
under employee plans	8,318	9,760
Cumulative effect of accounting change	1,663	-
Other, net	2,464	4,115
Changes in operating assets and liabilities, net of
changes resulting from acquisitions:
Receivables	(23,183)	63,812
Inventories	44,108	(31,191)
Other current and non-current assets	7,077	(15,065)
Claims and rebates payable	93,294	26,243
Other current and non-current liabilities	(38,205)	18,734

Net cash provided by operating activities	457,924	425,970

Cash flows from investing activities:
Purchases of property and equipment	(53,105)	(61,303)
Proceeds from sale of property and equipment	6,455	-
Acquisitions, net of cash acquired, and
investment in joint venture	3,871	(487,982)
Other	(69)	557

Net cash used in investing activities	(42,848)	(548,728)

Cash flows from financing activities:
Repayment of long-term debt	(160,430)	(205,000)
Proceeds from long-term debt	50,000	425,000
Treasury stock acquired	(143,041)	(107,121)
Deferred financing fees	(224)	(3,862)
Net proceeds from employee stock plans	41,227	26,606

Net cash (used in) provided by financing activities	(212,468)	135,623

Effect of foreign currency translation adjustment	2,778	74

Net increase in cash and cash equivalents	205,386	12,939
Cash and cash equivalents at beginning of period	190,654	177,715

Cash and cash equivalents at end of period	$396,040	$190,654